Exhibit 10.1

FIRST AMENDMENT AND WAIVER TO TERM LOAN AGREEMENT

THIS FIRST AMENDMENT AND WAIVER TO TERM LOAN AGREEMENT (this “Amendment”) is entered into as of October 10, 2017, by and among the Lenders signatory hereto, Wilmington Trust, National Association, in its capacity as administrative and collateral agent for the Lenders (in such capacity, “Agent”), Capitala Private Credit Fund V, L.P., in its capacity as lead arranger (the “Lead Arranger”), Vintage Stock Affiliated Holdings, LLC (“Holdings”) and Vintage Stock, Inc. (“Target Borrower”, and together with Holdings and each other Person joined hereto as a borrower from time to time, collectively the “Borrowers”).

RECITALS

WHEREAS, the Lenders, Agent, Lead Arranger and the Loan Parties have previously entered into that certain Term Loan Agreement dated November 3, 2016 (as may be further amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to the Borrowers;

WHEREAS, Events of Default have occurred and are continuing due to (i) the Borrowers making Capital Expenditures in excess of $200,000 in the aggregate for the period ending December 31, 2016 as required under Section 7.12, which constitutes an Event of Default under Section 8.01(b) of the Credit Agreement; (ii) the occurrence of events of default under the ABL Facility Documents due to the foregoing, which constitutes an Event of Default under Section 8.01(o) of the Credit Agreement; (iii) the failure of the Loan Parties to terminate the account maintained at Arvest Bank with account #18343209 within one hundred twenty (120) calendar days of the Closing Date as required under Section 2 of Schedule 6.18 to the Credit Agreement, which constitutes an Event of Default under Section 8.01(b) of the Credit Agreement, and (iv) failure to deliver the first amendment to the ABL Credit Agreement as required under Section 6.02(i), which constitutes an Event of Default under Section 8.01(b) of the Credit Agreement (collectively, the “Known Existing Defaults”);

WHEREAS, as of the date hereof, the Borrower expects to satisfy the Consolidated Total Leverage Ratio calculated as of the fiscal quarter ended September 30, 2017 as required under Section 7.11;

WHEREAS, the Borrowers have requested (i) certain amendments to the Credit Agreement, and (ii) that the Agent and the Required Lenders waive the Known Existing Defaults and, if necessary, the other matters described in clause (B) of Section 3 hereof;

WHEREAS, upon the terms and conditions set forth herein, Agent and the Required Lenders are willing to accommodate Borrowers’ requests, and waive the Known Existing Defaults and, if necessary, the other matters described in clause (B) of Section 3 hereof; and

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

AGREEMENT

1.                Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

2.                Amendments to Credit Agreement: subject to the satisfaction of the conditions precedent set forth in Section 5 of this Amendment, the Credit Agreement is hereby amended as follows:

(a)              Section 1.01 of the Credit Agreement (Defined Terms) is hereby amended and modified by adding the following definitions in the appropriate alphabetical order:

““ABL Second Amendment” means that certain Second Amendment to Loan Agreement dated as of September 20, 2017, by and among Target Borrower and the ABL Facility Lenders identified on the signature pages thereof.”

““First Amendment” means that certain First Amendment and Waiver to Term Loan Agreement dated as of October 10, 2017, by and among Borrowers, Administrative Agent, Lead Arranger and the lenders identified on the signature pages thereof.”

““First Amendment Effective Date” means October 10, 2017.”

(b)              Section 6.13 of the Credit Agreement (Additional Guarantors; Additional Collateral) is hereby amended by restating clause (e) thereof as follows:

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“(e) Account Control Agreements. Each of the Loan Parties shall not open, maintain or otherwise have any deposit or other accounts (including securities accounts) at any bank or other financial institution, or any other account where money or securities are or may be deposited or maintained with any Person, other than (a) the accounts set forth on Schedule 6.13 and designated as Excluded Accounts; provided that, the balance in any such account does not exceed $35,000 and the aggregate balance in all such accounts does not exceed $150,000, (b) deposit accounts that are maintained at all times with depositary institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement, (c) securities accounts that are maintained at all times with financial institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement, (d) deposit accounts established solely as payroll and other zero balance accounts, (e) other deposit accounts, so long as at any time the balance in any such account does not exceed $35,000 and the aggregate balance in all such accounts does not exceed $150,000 and (f) any other Excluded Account.”

(c)              Schedule 6.18 to the Credit Agreement (Post-Closing Conditions) is hereby amended by deleting Section 2 thereof and replacing it with the following: “Intentionally Deleted”.

3.                Waiver. Subject to (a) the satisfaction of the conditions precedent set forth in Section 5 below, and (b) to the extent (including taking into account the cure provisions of Section 8.04 of the Credit Agreement, if applicable) the Consolidated Total Leverage Ratio calculated as of the fiscal quarter ending December 31, 2017, of the Borrowers shall not be greater than 3.00 to 1.00, the Agent and the Required Lenders hereby waive (A) the Known Existing Defaults and (B) if the Borrower fails to satisfy the Consolidated Total Leverage Ratio calculated as of the fiscal quarter ended September 30, 2017 as required under Section 7.11 of the Credit Agreement, which would constitute an Event of Default under Section 8.01(b) of the Credit Agreement, such Event of Default. For the avoidance of doubt, (i) the Lead Arranger acknowledges and agrees that the fees and disbursements of outside counsel to Agent and Lead Arranger in connection with the Credit Agreement and this Amendment paid by the Borrowers shall be added back to Consolidated Net Income when calculating Consolidated EBITDA, pursuant to and subject to the limits set forth in clause (b)(vii) of the definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement, which fees and disbursements are hereby approved by the Lead Arranger, and (ii) a waiver under this Section 3 with respect to Capital Expenditures shall apply only to the testing period for the period ending December 31, 2016 and does not relieve or release the Borrowers from their obligation under Section 7.12 to maintain Capital Expenditures not exceeding the amounts set forth therein for any other testing period.

4.                Acknowledgment. Borrowers acknowledge and agree that the foregoing waiver pursuant to Section 3 relates solely to the Known Existing Defaults and the matters described in clause (B) of Section 3 hereof and that this Amendment shall not relieve or release Borrowers or any Loan Party in any way from any of its respective duties, obligations, covenants or agreements under the Credit Agreement and the other Loan Documents or from the consequences of any other Event of Default that may hereafter arise.

5.                Conditions Precedent to Effectiveness. The effectiveness of this Amendment is subject to the prior or concurrent consummation of the following conditions:

(a)              Other than with respect to the Known Existing Defaults and the other matters described in clause (B) of Section 3 hereof, the representations and warranties contained herein and in the Credit Agreement are true, correct and complete in all material respects;

(b)              Agent, the Lead Arranger and the Lenders shall have received a copy of this Amendment executed by the Borrowers and each other party hereto;

(c)              Agent, the Lead Arranger and the Lenders shall have received, and hereby acknowledge receipt of, a copy of an amendment and waiver executed by the Borrowers, the ABL Facility Lenders, and each other party thereto, in form and substance reasonably satisfactory to Agent and the Lead Arranger;

(d)              Other than with respect to the Known Existing Defaults, no Default or Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by this Amendment (after giving effect to this Amendment and the consummation of the transactions contemplated hereby); and

(e)              The Borrowers shall have paid all of the Agent’s and Lead Arranger’s reasonable and documented out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of outside counsel to Agent and Lead Arranger in connection with the Credit Agreement and this Amendment), to extent required under the Loan Documents, all other fees required to be paid in connection with this Amendment.

6.                Representations, Warranties and Covenants; Expenses. Borrowers expressly reaffirm all of their representations and warranties in the Credit Agreement as of the date of this Amendment (except such representations and warranties that expressly relate to an earlier date).

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7.                No Fees or Side Letter. No fee has been or will be paid to the ABL Facility Lenders or any agent or lender under the ABL Facility Documents in connection with the ABL Second Amendment or the transactions contemplated thereby (except as provided therein). No side letter or other agreement not disclosed to the Agent and the Lead Arranger has been entered into in connection with the ABL Second Amendment or the transactions contemplated thereby.

8.                No Waiver. Except as set forth in this Amendment, all of the terms and conditions of the Credit Agreement remain in full force and effect and none of such terms and conditions are, or shall be construed as, otherwise amended or modified, except as specifically set forth herein and nothing in this Amendment shall constitute a waiver by Agent, Lead Arranger and any Lender of any Default or Event of Default, or of any right, power or remedy available to Agent, Lead Arranger and any Lender under the Credit Agreement, whether any such defaults, rights, powers or remedies presently exist or arise in the future.

9.                Ratification. The Credit Agreement shall, together with this Amendment and any related documents, instruments and agreements shall hereafter refer to the Credit Agreement, as amended hereby.

10.             Release. EACH LOAN PARTY HEREBY ACKNOWLEDGES AND AGREES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT, LEAD ARRANGER AND LENDERS. EACH LOAN PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENT, LEAD ARRANGER AND LENDERS AND EACH OF THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, AFFILIATES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, OR AT LAW OR IN EQUITY, IN ANY CASE ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED THAT SUCH LOAN PARTY MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND THAT ARISE FROM ANY OF THE LOANS, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR ANY OF THE OTHER SECURITY INSTRUMENTS, AND/OR THE NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE.

11.             Continuing Effect. Except as expressly set forth in Sections 2 and 3 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

12.             Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, but including Section 5-1401 of the New York General Obligations Law.

13.             Loan Document. This Amendment is a Loan Document.

14.             Other Provisions. The provisions of the Credit Agreement that are not expressly amended in this Amendment shall remain unchanged and in full force and effect. In the event of any conflict between the terms and provisions of this Amendment and the Credit Agreement, the provisions of this Amendment shall control.

15.             Signatures. This Amendment may be signed in counterparts. A facsimile or other electronic transmission of a signature page will be considered an original signature page. At the request of a party, the other party will confirm a fax-transmitted or electronically transmitted signature page by delivering an original signature page to the requesting party.

16.             Execution of this Agreement. The Required Lenders hereby direct the Agent to execute this Amendment on behalf of all Lenders.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWERS:

VINTAGE STOCK, INC. By: /s/ Rodney Spriggs Name: Rodney Spriggs Title: President

VINTAGE STOCK AFFILIATED HOLDINGS LLC By: /s/ Jon Isaac Name: Jon Isaac Title: President

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ADMINISTRATIVE AGENT:	WILMINGTON TRUST, NATIONAL ASSOCIATION

By: /s/ Meghan H. McCauley Name: Meghan H. McCauley Title: Vice President

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LEAD ARRANGER:	CAPITAL PRIVATE CREDIT FUND V, L.P.

By: CAPITAL PCF V, LLC, its General Partner /s/ Jack F. McGlinn
Name: Jack F. McGlinn Title: Chief Operating Officer

LENDERS:	CAPITALA FINANCE CORP. /s/ Jack F. McGlinn Name: Jack F. McGlinn
Title: Chief Operating Officer

CAPITALSOUTH PARTNERS FUND II LIMITED PARTNERSHIP

By: CAPITAL SOUTH PARTNERS F-II, LLC, its General Partner

  /s/ Jack F. McGlinn

Name: Jack F. McGlinn

Title: Chief Operating Officer

CAPITALSOUTH PARTNERS SBIC FUND III, L.P.

By: CAPITALSOUTH PARTNERS SBIC F-III, LLC, its General Partner

  /s/ Jack F. McGlinn

Name: Jack F. McGlinn

Title: Chief Operating Officer

CAPITALA PRIVATE CREDIT FUND V, L.P.

By: CAPITALA PCF V, LLC, its General Partner

  /s/ Jack F. McGlinn

Name: Jack F. McGlinn

Title: Chief Operating Officer

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